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                                                                      EXHIBIT 21


                   SUBSIDIARIES OF UNITED PARCEL SERVICE, INC.
                              AS OF MARCH 5, 2004


NAME OF SUBSIDIARY                                         JURISDICTION OF ORGANIZATION
------------------------------------------                 ----------------------------
United Parcel Service of America, Inc.                     Delaware
United Parcel Service General Services Co.                 Delaware
United Parcel Service Co.                                  Delaware
UPS Worldwide Forwarding, Inc.                             Delaware
United Parcel Service, Inc.                                Ohio
United Parcel Service, Inc.                                New York
UPICO Corporation                                          Delaware
UPS Supply Chain Solutions, Inc.                           Delaware
UPS Re Ltd.                                                Bermuda
UPS International, Inc.                                    Delaware
United Parcel Service Deutschland Inc.                     Delaware


The names of particular subsidiaries are omitted pursuant to Item 601(b)(21)(ii) of Regulation S-K.